BENHAM ARIZONA INTERMEDIATE MUNI FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                     5/31/97

                                     Formula: T=(ERV/P)^1/N -1

                 P     =   A hypothetical initial payment of $1,000
                 ERV   =   Ending redeemable value of a hypothetical $1,000
                              payment made at the beginning of the period
                 N     =   Number of years
                 T     =   Average annual total return

                                   P                 ERV        N          T
                           -----------------------------------------------------

One Year                   $1,000.00       $1,057.70       1.000000      5.77%

Five Year

Ten Year

Inception *                $1,000.00       $1,213.80       3.137577      6.37%

TR = Total return for period        TR=(ERV/P)-1              21.38%

 *Date of Inception:              4/11/94

                      BENHAM ARIZONA INTERMEDIATE MUNI FUND
                                YIELD CALCULATION
                                    5/31/97

                                 Formula: YIELD = 2[(A-B/C*D+1)^6-1]

             A    = Investment income earned during the period
             B    = Expenses accrued for the period (net of reimbursements)
             C    = The average daily number of shares outstanding during the period that were entitled to receive dividends
             D    = The per share price on the last day of the period



             A    =              $122,174.19
             B    =               $16,735.82
             C    =             2,924,975.376
             D    =                   $10.44

        Yield     =                     4.18%

                      BENHAM FLORIDA INTERMEDIATE MUNI FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                     5/31/97

                                Formula: T=(ERV/P)^1/N -1

               P     =  A hypothetical initial payment of $1,000
               ERV   =  Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
               N     =  Number of years
               T     =  Average annual total return

                               P               ERV            N            T
                        -------------------------------------------------------

One Year                  $1,000.00       $1,066.30           1.000000    6.63%

Five Year

Ten Year

Inception *               $1,000.00       $1,215.10           3.137577    6.41%

TR = Total return for period             TR=(ERV/P)-1                21.51%

 *Date of Inception:                   4/11/94

                      BENHAM FLORIDA INTERMEDIATE MUNI FUND
                                YIELD CALCULATION
                                    5/31/97

                                Formula: YIELD = 2[(A-B/C*D+1)^6-1]

             A    = Investment income earned during the period
             B    = Expenses accrued for the period (net of reimbursements)
             C    = The average daily number of shares outstanding during the period that were entitled to receive dividends
             D    = The per share price on the last day of the period



             A    =              $59,261.31
             B    =               $8,004.09
             C    =            1,437,993.408
             D    =                  $10.34

        Yield     =                    4.17%

                      BENHAM FLORIDA MUNI MONEY MARKET FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                     5/31/97

                                Formula: T=(ERV/P)^1/N -1

               P     =  A hypothetical initial payment of $1,000
               ERV   =  Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
               N     =  Number of years
               T     =  Average annual total return

                          P               ERV                 N          T
                        --------------------------------------------------------

One Year                $1,000.00       $1,035.50          1.000000    3.55%

Five Year

Ten Year

Inception *             $1,000.00       $1,119.80          3.137577    3.67%

TR = Total return for period             TR=(ERV/P)-1                  11.98%

 *Date of Inception:                   4/11/94

                             BENHAM FLORIDA MUNI MM
                                YIELD CALCULATION
                                     5/31/97

           Effective Yield:         [(Base Period Return)+1)^365/7]-1

           Base Period Return        =                0.00065666

           7 Day Effective Yield     =                3.48%


                   Yield:  = I/B X 365/7

                        Y  = Yield
                        I  = total income of hypothetical account over the seven
                             day period
                        B  = beginning account value

                        I  =                0.00065666
                        B  =               $1.00

              7 Day Yield  =                3.42%

                        BENHAM TAX FREE MONEY MARKET FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                     5/31/97

                                Formula: T=(ERV/P)^1/N -1

               P     =  A hypothetical initial payment of $1,000
               ERV   =  Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
               N     =  Number of years
               T     =  Average annual total return

                            P               ERV              N         T
                        ------------------------------------------------------

One Year                $1,000.00       $1,029.80        1.000000    2.98%

Five Year               $1,000.00       $1,138.60        5.000000    2.63%

Ten Year                $1,000.00       $1,442.60       10.000000    3.73%

Inception *             $1,000.00       $1,656.50       12.832307    4.01%

TR = Total return for period             TR=(ERV/P)-1                  65.65%

 *Date of Inception:                   7/31/84

                          BENHAM TAX FREE MONEY MARKET
                                YIELD CALCULATION
                                     5/31/97

           Effective Yield:         [(Base Period Return)+1)^365/7]-1

           Base Period Return        =                0.00063656

           7 Day Effective Yield     =                3.37%


                  Yield:  = I/B X 365/7

                       Y  = Yield
                       I  = total income of hypothetical account over the seven
                            day period
                       B  = beginning account value

                       I  =                0.00063656
                       B  =               $1.00

             7 Day Yield  =                3.32%